UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2023

MSC INDUSTRIAL DIRECT CO., INC.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York 11747

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (516) 812-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 4, 2023, MSC Industrial Direct Co., Inc. (“MSC” or the “Company”) completed its previously announced reclassification (the “Reclassification”) of the Company’s common stock to eliminate its Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), effective at the time that the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) was duly filed with the Secretary of State of the State of New York (the “Effective Time”), as contemplated by that certain Reclassification Agreement, dated as of June 20, 2023, by and among the Company, Mitchell Jacobson, Erik Gershwind, other members of the Jacobson/Gershwind family and certain entities affiliated with the Jacobson/Gershwind family (collectively, the “Jacobson/Gershwind Shareholders”). Pursuant to the Reclassification, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time was reclassified, exchanged and converted into 1.225 shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”).

The issuance of Class A Common Stock in connection with the Reclassification was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-273418), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on August 23, 2023 (the “Form S-4”).

Item 1.01	Entry into a Material Definitive Agreement.

At the Effective Time, the Company and the Jacobson/Gershwind Shareholders entered into a Registration Rights Agreement, dated as of October 4, 2023 (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Jacobson/Gershwind Shareholders will be provided certain rights relating to the registration of their common stock, including specified demand and piggyback registration rights.

The foregoing description of the Registration Rights Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On October 4, 2023, the Company filed the Restated Certificate of Incorporation with the Secretary of the State of the State of New York, giving effect to the Reclassification, effective as of the Effective Time.

At the Effective Time, the board of directors of the Company (the "Board") also amended and restated the Company’s By-Laws (the “Amended and Restated By-Laws”) to implement certain conforming changes in connection with the Restated Certificate of Incorporation and certain other changes to update the Amended and Restated By-Laws, including, among other things:

●	clarifying when an election of directors will be deemed a Contested Election;

●	providing that the Chief Executive Officer (instead of the President), among others, may call special meetings of the shareholders;

●

adopting advance notice requirements for shareholders to provide notice of business proposals (other than shareholder proposals to be brought under Rule 14a-8 of the Exchange Act) to be brought before an annual meeting or director nominations to be brought before an annual or special meeting, including, among other things, requiring that advance notice for shareholder director nominations and business proposals to be properly brought before an annual meeting must be delivered by a shareholder of record within a customary 30-day window ending on the close of business of the 90th day prior to the anniversary date of the immediately preceding annual meeting;

●

clarifying (i) the power of the Board and the chair of a meeting of shareholders to establish rules for the conduct of any meeting of shareholders; (ii) that the Board may postpone, reschedule, recess or cancel any meeting of shareholders; and (iii) that the chair of meeting may adjourn any meeting of shareholders whether or not a quorum is present;

●	clarifying that vacancies on the Board may only be filled by a majority vote of the Board;

●	clarifying that meetings of shareholders may be held by means of electronic communication in addition to, or instead of, being held as an in-person meeting;

●

designating (i) the New York Supreme Court as the exclusive forum for (a) certain derivative claims, (b) claims asserting breach of fiduciary duties, (c) claims pursuant to the Business Corporation Law of the state of New York, the Restated Certificate of Incorporation or the Amended and Restated By-Laws or (d) claims governed by the internal affairs doctrine and (ii) the U.S. federal district courts as the exclusive forum for the resolution of claims under the Securities Act; and

●

revisions to (i) reflect certain amendments to the Business Corporation Law of the state of New York; (ii) adopt gender-neutral terms when referring to particular positions, offices or title holders; and (iii) make certain other administrative, modernizing, clarifying, and conforming changes.

The foregoing descriptions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws are summaries, do not purport to be complete, and are qualified in their entirety by reference to the text of the Restated Certificate of Incorporation and the Amended and Restated By-Laws, respectively, copies of which are filed herewith as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held virtually on October 4, 2023 (the “Special Meeting”) at which the Company’s stockholders voted on the proposals set forth below relating to the Reclassification, as further described in detail in the definitive proxy statement/prospectus of the Company filed with the SEC on August 23, 2023, which was first mailed to the Company’s stockholders on or about August 25, 2023 (the “Proxy Statement”).

As of August 22, 2023, the record date for the Special Meeting, there were 47,088,546 shares of Class A Common Stock and 8,654,010 shares of Class B Common Stock outstanding and entitled to vote at the Special Meeting.

Proposal 1 described below (the “Reclassification Proposal”) required that a majority of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders (as defined in the Proxy Statement) vote “FOR” such proposal. The Reclassification Proposal was also required to be approved and adopted by the affirmative vote of a majority of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, (b) a majority of the issued and outstanding shares of Class A Common Stock entitled to vote thereon, and (c) a majority of the issued and outstanding shares of Class B Common Stock entitled to vote thereon.

Proposal 2 described below (the “Voting Standard Amendment Proposal”) required that two-thirds of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, vote “FOR” such proposal.

Proposal 3 described below (the “Majority Voting Proposal”) required that a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, vote “FOR” such proposal.

When holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class, each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered in such holder’s name and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock registered in such holder’s name.

At the Special Meeting there were present virtually or represented by proxy, stockholders holding 41,463,373 shares of Class A Common Stock and 8,654,010 shares of Class B Common Stock, representing (i) approximately 96% of the votes entitled to be cast at the Special Meeting by the holders of all outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote, (ii) 100% of the issued and outstanding shares of Class B Common Stock and (iii) approximately 88% of the issued and outstanding shares of Class A Common Stock.

Proposal 1 - Reclassification Proposal

A proposal to approve and adopt the provisions of the Restated Certificate of Incorporation, which would effectuate the Reclassification Proposal, was approved as set forth below.

The Unaffiliated Class A Holders approved the proposal to adopt the Reclassification Proposal, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,007,233	40,256	52,326	0

The holders of issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, approved the proposal to adopt the Reclassification Proposal, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,910,891	40,256	52,326	0

The holders of issued and outstanding shares of Class A Common Stock entitled to vote thereon approved the proposal to adopt the Reclassification Proposal, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,370,791	40,256	52,326	0

The holders of issued and outstanding shares of Class B Common Stock entitled to vote thereon approved the proposal to adopt the Reclassification Proposal, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,540,100	0	0	0

Proposal 2 – Voting Standard Amendment Proposal

A proposal to approve and adopt the provisions of the Restated Certificate of Incorporation, which would effectuate the Voting Standard Amendment Proposal, was approved as set forth below.

The holders of issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, approved the proposal to adopt the Voting Standard Amendment Proposal, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,855,531	95,340	52,602	0

Proposal 3 – Majority Voting Proposal

A proposal to approve and adopt the provisions of the Restated Certificate of Incorporation, which would effectuate the Majority Voting Proposal, was approved as set forth below.

The holders of issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, approved the proposal to adopt the Majority Voting Proposal, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,918,413	38,986	46,074	0

Proposal 4 - Adjournment Proposal

In light of the approval of Proposals 1, 2 and 3, Proposal 4 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

On October 4, 2023, the Company issued a news release announcing the results of the stockholder vote on the Reclassification Proposal at the Special Meeting. A copy of the news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

The information contained in Exhibit 99.2, which is incorporated by reference herein, is hereby provided to replace and supersede the description of the Company’s capital stock included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 3, 2022, filed with the SEC on October 20, 2022, for purposes of SEC forms that require or allow a description of the Company’s capital stock to be incorporated by reference from a registration statement or report filed under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed or furnished herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of MSC Industrial Direct Co., Inc., dated October 4, 2023.

3.2	Third Amended and Restated By-Laws of MSC Industrial Direct Co., Inc., dated October 4, 2023.

10.1	Registration Rights Agreement, dated as of October 4, 2023, by and among MSC Industrial Direct Co., Inc and the shareholders party thereto.

99.1	Press Release, dated October 4, 2023, issued by MSC Industrial Direct Co., Inc.

99.2	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

By:	/s/ Kristen Actis-Grande
Kristen Actis-Grande
Executive Vice President and Chief Financial Officer

Date: October 5, 2023